UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                (Amendment No. 1)

                                 CURRENT REPORT
                     Pursuant to Section 13 OR 15(d) of the
                         Securities Exchange Act of 1934

                                 Date of Report
                        (Date of earliest event reported)
                                January 27, 2005

                              QUALITY SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

          CALIFORNIA                  0-13801                   95-2888568
        (State or other        (Commission File Number)       (IRS Employer
jurisdiction of incorporation)                            Identification Number)

                           18191 Von Karman, Suite 450
                            Irvine, California 92612
                    (Address of Principal Executive Offices)

                                 (949) 255-2600
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Revision and Restatement of Director Compensation Program

      As described in a Form 8-K for January 27, 2005, the Board of Directors of Quality Systems, Inc. (referred herein to as the "Company," "Registrant" or "QSI"), approved a revision to the compensation program for members of the Board of Directors (the "Revised Director Compensation Program") on that date. The purpose of this Form 8-K is to revise and restate the disclosure of the Revised Director Compensation Program as set forth below.

      Under the terms of the Revised Director Compensation Program, all directors of the Company shall receive a retainer of $24,000 per year, plus a fee of $2,000 per meeting of the Board attended. Directors who serve on a committee of the Board of Directors shall receive a fee of $1,000 per committee meeting attended. Board members traveling cross country to attend a Board meeting or committee meeting shall receive an additional fee of $1,000.

      In addition to the cash remuneration above, each newly elected director shall receive 6,000 options to purchase Common Stock of the Company upon election to the Board of Directors. For purposes of the Revised Director Compensation Program, all directors elected at the September 21, 2004, shareholder's meeting shall be deemed newly elected. Thereafter, each director reelected to the Board of Directors shall receive 5,000 options to purchase Common Stock of the Company upon reelection. The options are priced at the fair market value of the Company's Common Stock on the date of grant, fully vest in three months from the date of grant, and expire seven years from the date of grant.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2005               QUALITY SYSTEMS, INC.


                                     By:/s/ Paul Holt
                                     --------------------------------------
                                     Paul Holt
                                     Chief Financial Officer